Issuer Free Writing Prospectus Filed Pursuant to Rule 433 Registration Statement No. 333-190038 December 7, 2015 Barclays Bank PLC Trigger Phoenix Autocallable Optimization Securities

Linked to the Russell 2000® Index due on or about December 12, 2018

Investment Description

Trigger Phoenix Autocallable Optimization Securities (the “Securities”) are unsecured and unsubordinated debt securities issued by Barclays Bank PLC (the “Issuer”) linked to the performance of the Russell 2000® Index (the “Underlying Index”). On a semi-annual basis, unless the Securities have been previously called, the Issuer will pay you a coupon (the “Contingent Coupon”) if the Closing Level of the Underlying Index on the applicable Observation Date is greater than or equal to the specified Coupon Barrier. Otherwise, no coupon will be paid for that semi-annual period. The Issuer will automatically call the Securities if the Closing Level of the Underlying Index on any semi-annual Observation Date is greater than or equal to the Closing Level of the Underlying Index on the Trade Date (the “Initial Index Level”). If the Securities are automatically called, the Issuer will repay the principal amount of your Securities plus pay the Contingent Coupon due on the Coupon Payment Date that is also the Call Settlement Date, and no further amounts will be owed to you under the Securities. If the Securities are not automatically called and the Closing Level of the Underlying Index on the Final Valuation Date (the “Final Index Level”) is greater than or equal to the specified Trigger Level (which is set to equal the Coupon Barrier), the Issuer will pay you a cash payment at maturity equal to the principal amount of your Securities plus the Contingent Coupon due on the Coupon Payment Date that is also the Maturity Date. However, if the Final Index Level is less than the Trigger Level, you will be exposed to the full decline in the Underlying Index and the Issuer will repay less than the full principal amount of the Securities at maturity, if anything, resulting in a loss of principal that is proportionate to the negative Index Return. Investing in the Securities involves significant risks. You may lose some or all of your initial investment. The Trigger Level is observed relative to the Final Index Level only on the Final Valuation Date, and the contingent repayment of principal applies only if you hold the Securities to maturity. Generally, the higher the Contingent Coupon Rate on a Security, the greater the risk of loss on that Security. Your return potential on the Securities is limited to any Contingent Coupons paid on the Securities, and you will not participate in any appreciation of the Underlying Index. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of Barclays Bank PLC and is not guaranteed by any third party. If Barclays Bank PLC were to default on its payment obligations or become subject to the exercise of any U.K. Bail-in Power (as described on page FWP-3 of this free writing prospectus) by the relevant U.K. resolution authority, you might not receive any amounts owed to you under the Securities. See “Consent to U.K. Bail-in Power” in this free writing prospectus and “Risk Factors” in the accompanying prospectus addendum.

Features	Key Dates[1]
❑	Contingent Coupon: Unless the Securities have been previously called, the Issuer will pay you a Contingent Coupon each semi-annual period if the Closing Level of the Underlying Index on the applicable Observation Date is greater than or equal to the specified Coupon Barrier. Otherwise, no coupon will be paid for that semi-annual period.
❑	Automatic Call: The Issuer will automatically call the Securities if the Closing Level of the Underlying Index on any semi-annual Observation Date is greater than or equal to the Initial Index Level. If the Securities are automatically called, the Issuer will repay the principal amount of your Securities plus pay the Contingent Coupon due on the Coupon Payment Date that is also the Call Settlement Date, and no further amounts will be owed to you under the Securities.
❑	Contingent Repayment of Principal at Maturity: If the Securities are not automatically called and the Final Index Level is greater than or equal to the Trigger Level, the Issuer will pay you a cash payment at maturity equal to the principal amount of your Securities plus the Contingent Coupon due on the Coupon Payment Date that is also the Maturity Date. However, if the Final Index Level is less than the Trigger Level, the Issuer will repay less than your principal amount, if anything, resulting in a loss of your initial investment that will be proportionate to the negative Index Return. The Trigger Level is observed relative to the Final Index Level only on the Final Valuation Date, and the contingent repayment of principal applies only if you hold the Securities to maturity. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of Barclays Bank PLC.
Trade Date:	December 7, 2015
Settlement Date:	December 10, 2015
Observation Dates[2]:	Semi-annually
Final Valuation Date[2]:	December 7, 2018
Maturity Date[2]:	December 12, 2018

[1]   Expected. In the event we make any change to the expected Trade Date or Settlement Date, the Observation Dates, including the Final Valuation Date, and/or the Maturity Date may be changed so that the stated term of the Securities remains the same.

[2]   Subject to postponement in the event of a market disruption event as described under “Reference Assets — Indices — Market Disruption Events for Securities with the Reference Asset Comprised of an Index or Indices of Equity Securities” in the prospectus supplement. Notwithstanding anything to the contrary in the accompanying prospectus supplement, the Final Valuation Date may be postponed by up to five scheduled trading days due to the occurrence or continuance of a market disruption event on such date.

NOTICE TO INVESTORS: THE SECURITIES ARE SIGNIFICANTLY RISKIER THAN CONVENTIONAL DEBT INSTRUMENTS. THE ISSUER IS NOT NECESSARILY OBLIGATED TO REPAY THE FULL PRINCIPAL AMOUNT OF THE SECURITIES AT MATURITY, AND THE SECURITIES CAN HAVE THE FULL DOWNSIDE MARKET RISK OF THE UNDERLYING INDEX. THIS MARKET RISK IS IN ADDITION TO THE CREDIT RISK INHERENT IN PURCHASING A DEBT OBLIGATION OF BARCLAYS BANK PLC. YOU SHOULD NOT PURCHASE THE SECURITIES IF YOU DO NOT UNDERSTAND OR ARE NOT COMFORTABLE WITH THE SIGNIFICANT RISKS INVOLVED IN INVESTING IN THE SECURITIES.

YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER “KEY RISKS” BEGINNING ON PAGE FWP-8 OF THIS FREE WRITING PROSPECTUS, “RISK FACTORS” BEGINNING ON PAGE S-6 OF THE PROSPECTUS SUPPLEMENT, “RISK FACTORS” BEGINNING ON PAGE PA-1 OF THE PROSPECTUS ADDENDUM AND “KEY RISKS” BEGINNING ON PAGE IS-2 OF THE INDEX SUPPLEMENT BEFORE PURCHASING ANY SECURITIES. EVENTS RELATING TO ANY OF THOSE RISKS, OR OTHER RISKS AND UNCERTAINTIES, COULD ADVERSELY AFFECT THE MARKET VALUE OF, AND THE RETURN ON, YOUR SECURITIES. YOU MAY LOSE SOME OR ALL OF YOUR INITIAL INVESTMENT IN THE SECURITIES. THE SECURITIES WILL NOT BE LISTED ON ANY SECURITIES EXCHANGE.

BY ACQUIRING THE SECURITIES, YOU ACKNOWLEDGE, AGREE TO BE BOUND BY AND CONSENT TO THE EXERCISE OF, ANY U.K. BAIL-IN POWER. SEE “CONSENT TO BAIL-IN POWER” ON PAGE FWP-3 OF THIS FREE WRITING PROSPECTUS.

Security Offering

We are offering Trigger Phoenix Autocallable Optimization Securities linked to the Russell 2000® Index. The Initial Index Level, Coupon Barrier and Trigger Level will be set on the Trade Date. The Initial Index Level will be the Closing Level of the Underlying Index on the Trade Date. The Securities are offered at a minimum investment of 100 Securities at $10.00 per Security (representing a $1,000 investment), and integral multiples of $10.00 in excess thereof.

Underlying Index	Contingent Coupon Rate	Initial Index Level	Coupon Barrier*	Trigger Level*	CUSIP/ ISIN
Russell 2000® Index (RTY)	9.00% per annum	•	71.00%-73.00% of the Initial Index Level	71.00%-73.00% of the Initial Index Level	06743T576 / US06743T5763

* Rounded to three decimal places. The Trigger Level and Coupon Barrier will be set on the Trade Date to the same percentage.

See “Additional Information about Barclays Bank PLC and the Securities” on page FWP-2 of this free writing prospectus. The Securities will have the terms specified in the prospectus dated July 19, 2013, the prospectus supplement dated July 19, 2013, the prospectus addendum dated February 3, 2015, the index supplement dated July 19, 2013 and this free writing prospectus.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the Securities or determined that this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Securities constitute our unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

	Initial Issue Price[1,2]	Underwriting Discount[2]	Proceeds to Barclays Bank PLC
Per Security	$10.00	$0.00	$10.00
Total	$•	$•	$•

1 Our estimated value of the Securities on the Trade Date, based on our internal pricing models, is expected to be between $9.700 and $9.924 per Security. The estimated value is expected to be less than the initial issue price of the Securities. See “Additional Information Regarding Our Estimated Value of the Securities” on page FWP-2 of this free writing prospectus.

2 All sales of the Securities will be made to certain fee-based advisory accounts for which UBS Financial Services Inc. is an investment advisor. UBS Financial Services Inc. will act as placement agent at an initial issue price of $10.00 per Security and will not receive a sales commission. See “Supplemental Plan of Distribution” on page FWP-14 of this free writing prospectus.

UBS Financial Services Inc.	Barclays Capital Inc.

Additional Information about Barclays Bank PLC and the Securities

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus dated July 19, 2013, the prospectus supplement dated July 19, 2013, the prospectus addendum dated February 3, 2015, the index supplement dated July 19, 2013 and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and this offering. You may get these documents and other documents Barclays Bank PLC has filed for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC or any agent or dealer participating in this offering will arrange to send you each of these documents if you request them by calling your Barclays Bank PLC sales representative, such dealer or toll-free 1-888-227-2275 (Extension 2-3430). A copy of each of these documents may be obtained from Barclays Capital Inc., 745 Seventh Avenue — Attn: US InvSol Support, New York, NY 10019.

You may revoke your offer to purchase the Securities at any time prior to the pricing as described on the cover of this free writing prospectus. We reserve the right to change the terms of, or reject any offer to purchase, the Securities prior to their issuance. In the event of any changes to the terms of the Securities, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

You should read this free writing prospectus together with the prospectus dated July 19, 2013, as supplemented by the prospectus supplement dated July 19, 2013, the prospectus addendum dated February 3, 2015 and the index supplement dated July 19, 2013 relating to our Global Medium-Term Securities, Series A, of which these Securities are a part. This free writing prospectus, together with the documents listed below, contains the terms of the Securities and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, the prospectus addendum and the index supplement, as the Securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Securities.

If the terms discussed in this free writing prospectus differ from those in the prospectus, prospectus supplement, prospectus addendum or index supplement, the terms discussed herein will control.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

♦	Prospectus dated July 19, 2013: http://www.sec.gov/Archives/edgar/data/312070/000119312513295636/d570220df3asr.htm

♦	Prospectus supplement dated July 19, 2013: http://www.sec.gov/Archives/edgar/data/312070/000119312513295715/d570220d424b3.htm

♦	Prospectus addendum dated February 3, 2015: http://www.sec.gov/Archives/edgar/data/312070/000119312515031134/d864437d424b3.htm

♦	Index supplement dated July 19, 2013:

http://www.sec.gov/Archives/edgar/data/312070/000119312513295727/d570220d424b3.htm

Our SEC file number is 1-10257. References to “Barclays,” “Barclays Bank PLC,” “we,” “our” and “us” refer only to Barclays Bank PLC and not to its consolidated subsidiaries. In this document, “Securities” refers to the Trigger Phoenix Autocallable Optimization Securities that are offered hereby, unless the context otherwise requires.

Additional Information Regarding Our Estimated Value of the Securities

The range of the estimated values of the Securities referenced above may not correlate on a linear basis with the ranges for the Coupon Barrier and Trigger Level set forth in this free writing prospectus. We determined the size of the ranges for the Coupon Barrier and Trigger Level based on prevailing market conditions, as well as the anticipated duration of the marketing period for the Securities. The final terms for the Securities will be determined on the date the Securities are initially priced for sale to the public (the “Trade Date”) based on prevailing market conditions on the Trade Date, and will be communicated to investors either orally or in a final pricing supplement.

Our internal pricing models take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize, typically including volatility, interest rates and our internal funding rates. Our internal funding rates (which are our internally published borrowing rates based on variables, such as market benchmarks, our appetite for borrowing and our existing obligations coming to maturity) may vary from the levels at which our benchmark debt securities trade in the secondary market. Our estimated value on the Trade Date is based on our internal funding rates. Our estimated value of the Securities might be lower if such valuation were based on the levels at which our benchmark debt securities trade in the secondary market.

Our estimated value of the Securities on the Trade Date is expected to be less than the initial issue price of the Securities. The difference between the initial issue price of the Securities and our estimated value of the Securities is expected to result from several factors, including any sales commissions expected to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees expected to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the Securities, the estimated cost that we may incur in hedging our obligations under the Securities, and estimated development and other costs that we may incur in connection with the Securities.

Our estimated value on the Trade Date is not a prediction of the price at which the Securities may trade in the secondary market, nor will it be the price at which Barclays Capital Inc. may buy or sell the Securities in the secondary market. Subject to normal market and funding conditions, Barclays Capital Inc. or another affiliate of ours intends to offer to purchase the Securities in the secondary market but it is not obligated to do so.

Assuming that all relevant factors remain constant after the Trade Date, the price at which Barclays Capital Inc. may initially buy or sell the Securities in the secondary market, if any, and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value on the Trade Date for a temporary period expected to be approximately three months after the initial issue date of the Securities because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the Securities and other costs in connection with the Securities that we will no longer expect to incur over the term of the Securities. We made such discretionary election and determined this temporary reimbursement period on the basis of a number of factors, including the tenor of the Securities and any agreement we may have with the distributors of the Securities. The amount of our estimated costs that we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the initial issue date of the Securities based on changes in market conditions and other factors that cannot be predicted.

We urge you to read the “Key Risks” beginning on page FWP-8 of this free writing prospectus.

You may revoke your offer to purchase the Securities at any time prior to the Trade Date. We reserve the right to change the terms of, or reject any offer to purchase, the Securities prior to their Trade Date. In the event of any changes to the terms of the Securities, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

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Consent to U.K. Bail-in Power

Under the U.K. Banking Act 2009, as recently amended, the relevant U.K. resolution authority may exercise a U.K. Bail-in Power under certain conditions which, in summary, include that such authority determines that: (i) a relevant entity (such as the Issuer) is failing or is likely to fail, (ii) it is not reasonably likely that (ignoring the other stabilization powers under the U.K. Banking Act) any other action will be taken to avoid the entity’s failure, (iii) the exercise of the stabilization powers are necessary taking into account certain public interest considerations such as the stability of the U.K. financial system, public confidence in the U.K. banking system and the protection of depositors and (iv) the objectives of the resolution measures would not be met to the same extent by the winding up of the entity. Notwithstanding these conditions, there remains uncertainty regarding how the relevant U.K. resolution authority would assess these conditions in deciding whether to exercise any U.K. Bail-in Power. The U.K. Bail-in Power includes any statutory write-down and conversion power, which allows for the cancellation of all, or a portion, of any amounts payable on the Securities, including any repayment of principal and/or the conversion of all, or a portion, of any amounts payable on the Securities, including the repayment of principal, into shares or other securities or other obligations of ours or another person, including by means of a variation to the terms of the Securities. Accordingly, if any U.K. Bail-in Power is exercised you may lose all or a part of the value of your investment in the Securities or receive a different security, which may be worth significantly less than the Securities and which may have significantly fewer protections than those typically afforded to debt securities. Moreover, the relevant U.K. resolution authority may exercise its authority to implement the U.K. Bail-in Power without providing any advance notice to the holders of the Securities.

By your acquisition of the Securities, you acknowledge, agree to be bound by and consent to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority.

This is only a summary. For more information, please see “Key Risks—You may lose some or all of your investment if any U.K. Bail-in Power is exercised by the relevant U.K. resolution authority” in this free writing prospectus and the full definition of “U.K. Bail-in Power” as well as the risk factors in the accompanying prospectus addendum.

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Investor Suitability
The Securities may be suitable for you if:
♦	You fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.
♦	You can tolerate a loss of all or a substantial portion of your investment and are willing to make an investment that may have the full downside market risk of an investment in the Underlying Index.
♦	You believe the Underlying Index is likely to close at or above the Coupon Barrier on the specified Observation Dates, and, if it does not, you can tolerate receiving few or no Contingent Coupons over the term of the Securities.
♦	You believe the Final Index Level is not likely to be less than the Trigger Level and, if it is, you can tolerate a loss of all or a substantial portion of your investment.
♦	You understand and accept that you will not participate in any appreciation in the level of the Underlying Index, which may be significant, and that your return potential on the Securities is limited to any Contingent Coupons paid on the Securities.
♦	You can tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the level of the Underlying Index.
♦	You are willing and able to hold securities that will be called on the earliest semi-annual Observation Date on which the Closing Level of the Underlying Index is greater than or equal to the Initial Index Level, and you are otherwise willing and able to hold the Securities to maturity and accept that there may be little or no secondary market for the Securities.
♦	You would be willing to invest in the Securities if the Coupon Barrier percentage (and corresponding Trigger Level percentage) were set equal to the top of the range specified on the cover of this free writing prospectus (the actual Coupon Barrier and corresponding Trigger Level will be determined on the Trade Date).
♦	You do not seek guaranteed current income from this investment, and you are willing to forgo any dividends paid on the securities composing the Underlying Index.
♦	You seek an investment with a return based on the performance of small-capitalization U.S. companies.
♦	You are willing to assume the credit risk of Barclays Bank PLC, as issuer of the Securities, for all payments under the Securities and understand that if Barclays Bank PLC were to default on its payment obligations or become subject to the exercise of any U.K. Bail-in Power, you might not receive any amounts due to you, including any repayment of principal.
The Securities may not be suitable for you if:
♦	You do not fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.
♦	You require an investment designed to provide a full return of principal at maturity, you cannot tolerate a loss of all or a substantial portion of your investment or you are not willing to make an investment that may have the full downside market risk of an investment in the Underlying Index.
♦	You do not believe the Underlying Index is likely to close at or above the Coupon Barrier on the specified Observation Dates, or you cannot tolerate receiving few or no Contingent Coupons over the term of the Securities.
♦	You believe the Final Index Level is likely to be less than the Trigger Level, which could result in a total loss of your initial investment.
♦	You seek an investment that participates in the full appreciation in the level of the Underlying Index and whose return is not limited to any Contingent Coupons paid on the Securities.
♦	You cannot tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the level of the Underlying Index.
♦	You are unable or unwilling to hold securities that will be called on the earliest semi-annual Observation Date on which the Closing Level of the Underlying Index is greater than or equal to the Initial Index Level, or you are unable or unwilling to hold the Securities to maturity and seek an investment for which there will be an active secondary market.
♦	You would be unwilling to invest in the Securities if the Coupon Barrier percentage (and corresponding Trigger Level percentage) were set equal to the top of the range specified on the cover of this free writing prospectus (the actual Coupon Barrier and corresponding Trigger Level will be determined on the Trade Date).
♦	You seek guaranteed current income from your investment, or you prefer to receive any dividends paid on the securities composing the Underlying Index.
♦	You prefer the lower risk, and therefore accept the potentially lower returns, of fixed income investments with comparable maturities and credit ratings.
♦	You do not seek an investment with a return based on the performance of small-capitalization U.S. companies.
♦	You are not willing to assume the credit risk of Barclays Bank PLC, as issuer of the Securities, for all payments under the Securities, including any repayment of principal.

The suitability considerations identified above are not exhaustive. Whether or not the Securities are a suitable investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the suitability of an investment in the Securities in light of your particular circumstances. You should also review carefully the “Key Risks” beginning on page FWP-8 of this free writing prospectus, the “Risk Factors” beginning on page S-6 of the prospectus supplement, the “Risk Factors” beginning on page PA-1 of the prospectus addendum and the “Risk Factors” beginning on page IS-2 of the index supplement for risks related to an investment in the Securities.

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Indicative Terms[1]
Issuer:	Barclays Bank PLC
Issue Price:	$10.00 per Security
Principal Amount:	$10.00 per Security (subject to minimum investment of 100 Securities)
Term[2]:	Approximately three years, unless called earlier
Reference Asset[3]:	Russell 2000® Index (Bloomberg ticker symbol “RTY<Index>”) (the “Underlying Index”)
Call Feature:	The Issuer will automatically call the Securities if the Closing Level of the Underlying Index on any semi-annual Observation Date is greater than or equal to the Initial Index Level. If the Securities are automatically called, the Issuer will repay the principal amount of your Securities plus pay the Contingent Coupon due on the Coupon Payment Date that is also the Call Settlement Date, and no further amounts will be owed to you under the Securities.
Observation Dates[2,4]:	The first Observation Date will occur on or about June 7, 2016; Observation Dates will occur semi-annually thereafter as listed in the “Observation Dates/Coupon Payment Dates/Call Settlement Dates” section below. The final Observation Date, December 7, 2018, is the “Final Valuation Date.”
Call Settlement Dates[4]:	The Coupon Payment Date immediately following the applicable Observation Date, which will be three (3) business days following the applicable Observation Date; provided that, if the Securities are automatically called on the Final Valuation Date, the related Call Settlement Date will be the Maturity Date.
Contingent Coupon:

If the Closing Level of the Underlying Index is greater than or equal to the Coupon Barrier on any Observation Date, the Issuer will pay you the Contingent Coupon applicable to such Observation Date.

If the Closing Level of the Underlying Index is less than the Coupon Barrier on any Observation Date, the Contingent Coupon applicable to such Observation Date will not accrue or be payable and the Issuer will not make any payment to you on the related Coupon Payment Date.

The Contingent Coupon is a fixed amount potentially payable semi-annually based on the per annum Contingent Coupon Rate.

Coupon Barrier:	71.00% to 73.00% of the Initial Index Level (rounded to three decimal places). The actual Coupon Barrier will be set on the Trade Date.
Coupon Payment Dates[4]:	Three (3) business days following the applicable Observation Date; provided that the final Coupon Payment Date will be the Maturity Date
Contingent Coupon Rate:	The Contingent Coupon Rate is 9.00% per annum. Accordingly, the Contingent Coupon that would be payable for each Observation Date on which the Closing Level of the Underlying Index is greater than or equal to the Coupon Barrier is equal to $0.45 per Security.
Payment at Maturity (per Security):

If the Securities are not automatically called and the Final Index Level is greater than or equal to the Trigger Level (which equals the Coupon Barrier), the Issuer will pay you a cash payment on the Maturity Date equal to $10.00 per $10.00 principal amount Security plus the Contingent Coupon due on the Coupon Payment Date that is also the Maturity Date.

If the Securities are not automatically called and the Final Index Level is less than the Trigger Level, the Issuer will pay you a cash payment on the Maturity Date per $10.00 principal amount Security that is less than your principal amount, if anything, resulting in a loss of principal that is proportionate to the negative Index Return; equal to:

$10.00 × (1 + Index Return)

Accordingly, you may lose all or a substantial portion of your principal at maturity, depending on how much the Underlying Index declines. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of Barclays Bank PLC and is not guaranteed by any third party.

Index Return:	Final Index Level – Initial Index Level Initial Index Level
Trigger Level:	71.00% to 73.00% of the Initial Index Level (rounded to three decimal places). The actual Trigger Level will be set on the Trade Date.
Initial Index Level:	The Closing Level of the Underlying Index on the Trade Date
Final Index Level:	The Closing Level of the Underlying Index on the Final Valuation Date
Closing Level:	On any scheduled trading day, the closing level of the Underlying Index as published with respect to the regular weekday close of trading on that scheduled trading day as displayed on the Bloomberg Professional® service (“Bloomberg”) page set forth under “Reference Asset” above or any successor page on Bloomberg or any successor service, as applicable. Currently, whereas the Russell 2000® Index sponsor publishes the official closing level of the Russell 2000® Index to six decimal places, Bloomberg reports the closing level to fewer decimal places. As a result, the closing level of the Russell 2000® Index reported by Bloomberg may be lower or higher than the official closing level of the Russell 2000® Index published by the Russell 2000® Index sponsor. In certain circumstances, the Closing Level will be based on the alternate calculation of the Underlying Index described in “Reference Assets—Indices—Adjustments Relating to Securities with the Reference Asset Comprised of an Index or Indices” in the accompanying prospectus supplement.
Calculation Agent:	Barclays Bank PLC
[1]	Terms used in this free writing prospectus, but not defined herein, shall have the meanings ascribed to them in the prospectus supplement.

[2]	In the event that we make any change to the expected Trade Date or Settlement Date, the Observation Dates, including the Final Valuation Date, and/or the Maturity Date may be changed to ensure that the stated term of the Securities remains the same.

[3]	For a description of adjustments that may affect the Underlying Index, see “Reference Assets — Indices — Adjustments Relating to Securities with the Reference Asset Comprised of an Index or Indices” in the prospectus supplement.

[4]	Subject to postponement in the event of a market disruption event as described under “Reference Assets — Indices — Market Disruption Events for Securities with the Reference Asset Comprised of an Index or Indices of Equity Securities” in the prospectus supplement. Notwithstanding anything to the contrary in the accompanying prospectus supplement, the Final Valuation Date may be postponed by up to five scheduled trading days due to the occurrence or continuance of a market disruption event on such date.

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Investment Timeline

Trade Date:	The Closing Level of the Underlying Index (the Initial Index Level) is observed and the Coupon Barrier and Trigger Level are determined.

Semi-annually:

If the Closing Level of the Underlying Index is greater than or equal to the Coupon Barrier on any Observation Date, the Issuer will pay you the Contingent Coupon applicable to such Observation Date.

The Issuer will automatically call the Securities if the Closing Level of the Underlying Index on any semi-annual Observation Date is greater than or equal to the Initial Index Level. If the Securities are automatically called, the Issuer will repay the principal amount of your Securities plus pay the Contingent Coupon due on the Coupon Payment Date that is also the Call Settlement Date, and no further amounts will be owed to you under the Securities.

Maturity Date:

The Final Index Level is determined as of the Final Valuation Date.

If the Securities are not automatically called and the Final Index Level is greater than or equal to the Trigger Level (which equals the Coupon Barrier), the Issuer will pay you a cash payment on the Maturity Date equal to $10.00 per $10.00 principal amount Security plus the Contingent Coupon due on the Coupon Payment Date that is also the Maturity Date.

If the Securities are not automatically called and the Final Index Level is less than the Trigger Level, the Issuer will pay you a cash payment on the Maturity Date per $10.00 principal amount Security that is less than your principal amount, if anything, resulting in a loss of principal that is proportionate to the negative Index Return; equal to:

$10.00 × (1 + Index Return)

Accordingly, you may lose all or a substantial portion of your principal at maturity, depending on how much the Underlying Index declines.

Investing in the Securities involves significant risks. You may lose some or all of your initial investment. The Trigger Level is observed relative to the Final Index Level only on the Final Valuation Date, and the contingent repayment of principal applies only if you hold the Securities to maturity. Generally, the higher the Contingent Coupon Rate on a Security, the greater the risk of loss on that Security. Your return potential on the Securities is limited to any Contingent Coupons paid on the Securities, and you will not participate in any appreciation of the Underlying Index. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of Barclays Bank PLC and is not guaranteed by any third party. If Barclays Bank PLC were to default on its payment obligations or become subject to the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority, you might not receive any amounts owed to you under the Securities.

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Observation Dates/Coupon Payment Dates/Call Settlement Dates
Observation Dates	Coupon Payment Dates/Call Settlement Dates
June 7, 2016	June 10, 2016
December 7, 2016	December 12, 2016
June 7, 2017	June 12, 2017
December 7, 2017	December 12, 2017
June 7, 2018	June 12, 2018
December 7, 2018	December 12, 2018

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Key Risks

An investment in the Securities involves significant risks. Investing in the Securities is not equivalent to investing in the Underlying Index. These risks are explained in more detail in the “Risk Factors” sections of the accompanying prospectus supplement, prospectus addendum and index supplement. We also urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Securities.

♦	You may lose some or all of your principal — The Securities differ from ordinary debt securities in that the Issuer will not necessarily pay the full principal amount of the Securities at maturity. If the Securities are not automatically called, the Issuer will pay you the principal amount of your Securities only if the Final Index Level is greater than or equal to the Trigger Level and will make such payment only at maturity. If the Securities are not automatically called and the Final Index Level is less than the Trigger Level, you will be exposed to the full decline in the Underlying Index and the Issuer will repay less than the full principal amount of the Securities at maturity, if anything, resulting in a loss of principal that is proportionate to the negative Index Return. Accordingly, you may lose some or all of your principal.

♦	You may not receive any Contingent Coupons — The Issuer will not necessarily make periodic coupon payments on the Securities. If the Closing Level of the Underlying Index on an Observation Date is less than the Coupon Barrier, the Issuer will not pay you the Contingent Coupon applicable to that Observation Date. If the Closing Level of the Underlying Index is less than the Coupon Barrier on each of the Observation Dates, the Issuer will not pay you any Contingent Coupons during the term of the Securities, and you will not receive a positive return on your Securities. Generally, this non-payment of the Contingent Coupon coincides with a period of greater risk of principal loss on your Securities.

♦	Contingent repayment of principal applies only at maturity — You should be willing to hold your Securities to maturity. The market value of the Securities may fluctuate between the date you purchase them and the Final Valuation Date. If you are able to sell your Securities prior to maturity in the secondary market, if any, you may have to sell them at a loss relative to your initial investment even if at such time the level of the Underlying Index is greater than the Trigger Level.

♦	Your return potential on the Securities is limited to any Contingent Coupons paid on the Securities, and you will not participate in any appreciation of the Underlying Index — The return potential of the Securities is limited to the pre-specified per annum Contingent Coupon Rate, regardless of any appreciation of the Underlying Index. In addition, the total return on the Securities will vary based on the number of Observation Dates on which the Closing Level of the Underlying Index has been greater than or equal to the Coupon Barrier prior to maturity or an automatic call. Further, if the Securities are automatically called pursuant to the automatic call feature, you will not receive Contingent Coupons or any other payment in respect of any Observation Dates after the applicable Call Settlement Date. If the Securities are not automatically called, you may be subject to the decline in the level of the Underlying Index even though you cannot participate in any of the Underlying Index’s appreciation. As a result, the return on an investment in the Securities could be less than the return on a direct investment in the Underlying Index or the securities composing the Underlying Index. Because the Securities could be called as early as the first Observation Date, the total return on the Securities could be minimal.

♦	Reinvestment risk — If your Securities are automatically called early, the holding period over which you would receive the per annum Contingent Coupon Rate could be as short as approximately six months. There is no guarantee that you would be able to reinvest the proceeds from an investment in the Securities in a comparable investment with a similar level of risk in the event the Securities are automatically called prior to the Maturity Date.

♦	Higher Contingent Coupon Rates are generally associated with a greater risk of loss — Greater expected volatility with respect to the Underlying Index reflects a higher expectation as of the Trade Date that the level of the Underlying Index could close below the Coupon Barrier on the Observation Dates or the Trigger Level on the Final Valuation Date. A higher Contingent Coupon Rate for a Security will generally be indicative of this greater expected risk. However, while the Contingent Coupon Rate is a fixed percentage, the Underlying Index’s volatility may change significantly over the term of the Securities. The level of the Underlying Index could fall sharply, which could result in a significant loss of principal.

♦	You may lose some or all of your investment if any U.K. Bail-in Power is exercised by the relevant U.K. resolution authority — Under the U.K. Banking Act 2009, as recently amended, the relevant U.K. resolution authority may exercise a U.K. Bail-in Power under certain conditions which, in summary, include that such authority determines that: (i) a relevant entity (such as the Issuer) is failing or is likely to fail, (ii) it is not reasonably likely that (ignoring the other stabilization powers under the U.K. Banking Act) any other action will be taken to avoid the entity’s failure, (iii) the exercise of the stabilization powers are necessary taking into account certain public interest considerations such as the stability of the U.K. financial system, public confidence in the U.K. banking system and the protection of depositors and (iv) the objectives of the resolution measures would not be met to the same extent by the winding up of the entity. Notwithstanding these conditions, there remains uncertainty regarding how the relevant U.K. resolution authority would assess these conditions in deciding whether to exercise any U.K. Bail-in Power. The U.K. Bail-in Power includes any statutory write-down and conversion power, which allows for the cancellation of all, or a portion, of any amounts payable on the Securities, including any repayment of principal and/or the conversion of all, or a portion, of any amounts payable on the Securities, including the repayment of principal, into shares or other securities or other obligations of ours or another person, including by means of a variation to the terms of the Securities. Accordingly, if any U.K. Bail-in Power is exercised you may lose all or a part of the value of your investment in the Securities or receive a different security, which may be worth significantly less than the Securities and which may have significantly fewer protections than those typically afforded to debt securities. Moreover, the relevant U.K. resolution authority may exercise its authority to implement the U.K. Bail-in Power without providing any advance notice to the holders of the Securities.

By your acquisition of the Securities, you acknowledge, agree to be bound by and consent to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority. The exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the Securities will not be a default or an Event of Default (as each term is defined in the indenture) and the trustee will not be liable for any action that the trustee takes, or abstains from taking, in either case, in accordance with the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the Securities. Accordingly, your rights as a holder of the Securities are subject to, and will be varied, if necessary, so as to give effect to, the exercise of any U.K. Bail-in Power by the relevant U.K. resolution

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authority. Please see “Consent to U.K. Bail-in Power” in this free writing prospectus and the risk factors in the accompanying prospectus addendum for more information.

♦	Credit of Issuer — The Securities are unsecured and unsubordinated debt obligations of the Issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including any repayment of principal, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due and is not guaranteed by any third party. As a result, the actual and perceived creditworthiness of Barclays Bank PLC may affect the market value of the Securities and, in the event Barclays Bank PLC were to default on its obligations, you might not receive any amount owed to you under the terms of the Securities.

♦	Owning the Securities is not the same as owning the securities composing the Underlying Index — The return on your Securities may not reflect the return you would realize if you actually owned the securities composing the Underlying Index. As a holder of the Securities, you will not have voting rights or rights to receive dividends or other distributions or other rights that holders of the securities composing the Underlying Index would have. Further, you will not participate in any appreciation of the Underlying Index, which could be significant even though you may be exposed to any decline of the Underlying Index at maturity.

♦	Dealer incentives — We, the Agents and affiliates of the Agents may act in various capacities with respect to the Securities. The Agents and various affiliates may act as a principal, agent or dealer in connection with the Securities. We will not pay compensation to the Agents in connection with the distribution of the Securities.

♦	There may be little or no secondary market for the Securities — The Securities will not be listed on any securities exchange. Barclays Capital Inc. and other affiliates of Barclays Bank PLC intend to make a secondary market for the Securities but are not required to do so, and may discontinue any such secondary market making at any time, without notice. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Securities easily. Because other dealers are not likely to make a secondary market for the Securities, the price at which you may be able to trade your Securities is likely to depend on the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC are willing to buy the Securities. The Securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Securities to maturity.

♦	Potential conflicts — We and our affiliates play a variety of roles in connection with the issuance of the Securities, including acting as Calculation Agent and hedging our obligations under the Securities. In performing these duties, the economic interests of the Calculation Agent and other affiliates of ours are potentially adverse to your interests as an investor in the Securities.

♦	Potentially inconsistent research, opinions or recommendations by Barclays Capital Inc., UBS Financial Services Inc. or their respective affiliates — Barclays Capital Inc., UBS Financial Services Inc. or their respective affiliates and agents may publish research from time to time on financial markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. Any research, opinions or recommendations expressed by Barclays Capital Inc., UBS Financial Services Inc. or their respective affiliates or agents may not be consistent with each other and may be modified from time to time without notice. You should make your own independent investigation of the merits of investing in the Securities and the Underlying Index.

♦	No assurance that the investment view implicit in the Securities will be successful — It is impossible to predict whether and the extent to which the level of the Underlying Index will rise or fall. There can be no assurance that the level of the Underlying Index will not close below the Trigger Level on the Final Valuation Date. The level of the Underlying Index will be influenced by complex and interrelated political, economic, financial and other factors that affect the Underlying Index. You should be willing to accept the downside risks associated with equities in general and the Underlying Index in particular, and the risk of losing some or all of your initial investment.

♦	Potential Barclays Bank PLC impact on the level of the Underlying Index — Trading or transactions by Barclays Bank PLC or its affiliates in the securities composing the Underlying Index and/or over-the-counter options, futures or other instruments with returns linked to the performance of the Underlying Index or the securities composing the Underlying Index may adversely affect the level of the Underlying Index and, therefore, the market value of the Securities.

♦	The Securities are subject to small-capitalization companies risk — The Underlying Index tracks companies that are considered small-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies, and therefore securities linked to the Underlying Index may be more volatile than an investment linked to an index with component stocks issued by large-capitalization companies. Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments. In addition, small-capitalization companies are typically less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Small-capitalization companies are often subject to less analyst coverage and may be in early, and less predictable, periods of their corporate existences. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

♦	Many economic and market factors will impact the value of the Securities — In addition to the level of the Underlying Index on any day, the value of the Securities will be affected by a number of economic and market factors that may either offset or magnify each other, including:

♦	the expected volatility of the Underlying Index and the securities composing the Underlying Index;

♦	the time to maturity of the Securities;

♦	the market prices of and dividend rates on the securities composing the Underlying Index;

♦	interest and yield rates in the market generally;

♦	supply and demand for the Securities;

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♦	a variety of economic, financial, political, regulatory and judicial events; and

♦	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

♦	The estimated value of your Securities is expected to be lower than the initial issue price of your Securities — The estimated value of your Securities on the Trade Date is expected to be lower, and may be significantly lower, than the initial issue price of your Securities. The difference between the initial issue price of your Securities and the estimated value of the Securities is expected as a result of certain factors, such as any sales commissions expected to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees expected to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the Securities, the estimated cost that we may incur in hedging our obligations under the Securities, and estimated development and other costs that we may incur in connection with the Securities.

♦	The estimated value of your Securities might be lower if such estimated value were based on the levels at which our debt securities trade in the secondary market — The estimated value of your Securities on the Trade Date is based on a number of variables, including our internal funding rates. Our internal funding rates may vary from the levels at which our benchmark debt securities trade in the secondary market. As a result of this difference, the estimated values referenced above might be lower if such estimated values were based on the levels at which our benchmark debt securities trade in the secondary market. Also, this difference in funding rate as well as certain factors, such as sales commissions, selling concessions, estimated costs and profits mentioned below, reduces the economic terms of the Securities to you.

♦	The estimated value of the Securities is based on our internal pricing models, which may prove to be inaccurate and may be different from the pricing models of other financial institutions — The estimated value of your Securities on the Trade Date is based on our internal pricing models, which take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize. These variables and assumptions are not evaluated or verified on an independent basis. Further, our pricing models may be different from other financial institutions’ pricing models and the methodologies used by us to estimate the value of the Securities may not be consistent with those of other financial institutions that may be purchasers or sellers of Securities in the secondary market. As a result, the secondary market price of your Securities may be materially different from the estimated value of the Securities determined by reference to our internal pricing models.

♦	The estimated value of your Securities is not a prediction of the prices at which you may sell your Securities in the secondary market, if any, and such secondary market prices, if any, will likely be lower than the initial issue price of your Securities and may be lower than the estimated value of your Securities — The estimated value of the Securities will not be a prediction of the prices at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the Securities from you in secondary market transactions (if they are willing to purchase, which they are not obligated to do). The price at which you may be able to sell your Securities in the secondary market at any time will be influenced by many factors that cannot be predicted, such as market conditions, and any bid and ask spread for similar sized trades, and may be substantially less than our estimated value of the Securities. Further, as secondary market prices of your Securities take into account the levels at which our debt securities trade in the secondary market, and do not take into account our various costs related to the Securities such as fees, commissions, discounts, and the costs of hedging our obligations under the Securities, secondary market prices of your Securities will likely be lower than the initial issue price of your Securities. As a result, the price at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the Securities from you in secondary market transactions, if any, will likely be lower than the price you paid for your Securities, and any sale prior to the Maturity Date could result in a substantial loss to you.

♦	The temporary price at which we may initially buy the Securities in the secondary market and the value we may initially use for customer account statements, if we provide any customer account statements at all, may not be indicative of future prices of your Securities — Assuming that all relevant factors remain constant after the Trade Date, the price at which Barclays Capital Inc. may initially buy or sell the Securities in the secondary market (if Barclays Capital Inc. makes a market in the Securities, which it is not obligated to do) and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value of the Securities on the Trade Date, as well as the secondary market value of the Securities, for a temporary period after the initial issue date of the Securities. The price at which Barclays Capital Inc. may initially buy or sell the Securities in the secondary market and the value that we may initially use for customer account statements may not be indicative of future prices of your Securities. Please see “Additional Information Regarding Our Estimated Value of the Securities” on page FWP-2 for further information.

♦	We and our affiliates may engage in various activities or make determinations that could materially affect your Securities in various ways and create conflicts of interest — We and our affiliates establish the offering price of the Securities for initial sale to the public, and the offering price is not based upon any independent verification or valuation. Additionally, the role played by Barclays Capital Inc., as a dealer in the Securities, could present it with significant conflicts of interest with the role of Barclays Bank PLC, as issuer of the Securities. For example, Barclays Capital Inc. or its representatives may derive compensation or financial benefit from the distribution of the Securities and such compensation or financial benefit may serve as an incentive to sell these Securities instead of other investments. We may pay dealer compensation to any of our affiliates acting as agents or dealers in connection with the distribution of the Securities. Furthermore, we and our affiliates make markets in and trade various financial instruments or products for their own accounts and for the account of their clients and otherwise provide investment banking and other financial services with respect to these financial instruments and products. These financial instruments and products may include securities, instruments or assets that may serve as the underliers, basket underliers or constituents of the underliers of the Securities. Such market making, trading activities, other investment banking and financial services may negatively impact the value of the Securities. Furthermore, in any such market making, trading activities, and other services, we or our affiliates may take positions or take actions that are inconsistent with, or adverse to, the investment objectives of the holders of the Securities. We and our affiliates have no obligation to take the needs of any buyer, seller or holder of the Securities into account in conducting these activities.

♦	Tax treatment — Significant aspects of the tax treatment of the Securities are uncertain. You should consult your tax advisor about your tax situation. See “What Are the Tax Consequences of an Investment in the Securities?” on page FWP-13 of this free writing prospectus.

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Hypothetical Examples

The examples below illustrate the payment upon a call or at maturity for a $10.00 principal amount Security on a hypothetical offering of the Securities under various scenarios, with the assumptions as set forth below.* We cannot predict the Closing Level of the Underlying Index on any day during the term of the Securities, including on any Observation Date. You should not take these examples as an indication or assurance of the expected performance of the Securities. Numbers in the examples below have been rounded for ease of analysis. The examples below do not take into account any tax consequences from investing in the Securities.

Principal Amount:	$10.00
Term:	Approximately three years (unless called earlier)
Contingent Coupon Rate:	9.00% per annum (or 4.50% per semi-annual period)
Contingent Coupon:	$0.45 per semi-annual period
Hypothetical Initial Index Level:	100.000
Hypothetical Coupon Barrier:	72.000, which is 72.00% of the hypothetical Initial Index Level (the midpoint of the range of 71.00% to 73.00%)
Hypothetical Trigger Level:	72.000, which is 72.00% of the hypothetical Initial Index Level (the midpoint of the range of 71.00% to 73.00%)
Observation Dates:	Observation Dates will occur semi-annually as set forth under “Indicative Terms” and “Observation Dates/Coupon Payment Dates/Call Settlement Dates” in this free writing prospectus.

*	Terms used for purposes of these hypothetical examples may not represent the actual Initial Index Level, Coupon Barrier or Trigger Level applicable to the Securities. The actual Initial Index Level, Coupon Barrier and Trigger Level will be set on the Trade Date. The hypothetical Initial Index Level of 100.000 has been chosen for illustrative purposes only and may not represent a likely actual Initial Index Level. The actual Initial Index Level and resulting Trigger Level and Coupon Barrier will be based on the Closing Level of the Underlying Index on the Trade Date. For historical data regarding the actual Closing Levels of the Underlying Index, please see the historical information set forth under the section titled “Russell 2000® Index” below.

The examples below are purely hypothetical. These examples are intended to illustrate (a) under what circumstances the Securities will be subject to an automatic call, (b) how the payment of a Contingent Coupon with respect to any Observation Date will depend on whether the Closing Level of the Underlying Index on such Observation Date is less than the Coupon Barrier, (c) how the value of the payment at maturity on the Securities will depend on whether the Final Index Level is less than the Trigger Level and (d) how the total return on the Securities may be less than the total return on a direct investment in the Underlying Index or the securities composing the Underlying Index in certain scenarios. The “total return” as used in this free writing prospectus is the number, expressed as a percentage, that results from comparing the total payments per $10.00 principal amount Security over the term of the Securities to the $10.00 initial issue price.

Example 1 — Securities Are Automatically Called on the Second Observation Date

Date	Closing Level	Payment (per Security)
First Observation Date	90.000	Closing Level of Underlying Index below Initial Index Level; Securities NOT automatically called; Closing Level of Underlying Index above Coupon Barrier; Issuer pays Contingent Coupon of $0.45 on first Coupon Payment Date.
Second Observation Date	110.000	Closing Level of Underlying Index at or above Initial Index Level; Securities are automatically called; Issuer repays principal plus pays Contingent Coupon of $0.45 on Call Settlement Date.
Total Payments (per $10.00 Security):	Payment on Call Settlement Date:	$10.45 ($10.00 + $0.45)
	Prior Contingent Coupons:	$0.45 ($0.45 × 1)
	Total:	$10.90
	Total Return:	9.00%

Because the Closing Level of the Underlying Index is greater than or equal to the Initial Index Level on the second Observation Date, the Securities are automatically called on that Observation Date. The Issuer will pay you on the Call Settlement Date $10.45 per $10.00 principal amount Security, which is equal to your principal amount plus the Contingent Coupon due on the Coupon Payment Date that is also the Call Settlement Date. No further amounts will be owed to you under the Securities.

In addition, because the Closing Level of the Underlying Index was greater than or equal to the Coupon Barrier on the first Observation Date, the Issuer will pay the Contingent Coupon of $0.45 on the first Coupon Payment Date. Accordingly, the Issuer will have paid a total of $10.90 per Security for a 9.00% total return on the Securities.

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Example 2 — Securities Are NOT Automatically Called and the Final Index Level Is Above the Trigger Level

Date	Closing Level	Payment (per Security)
First Observation Date	95.000	Closing Level of Underlying Index below Initial Index Level; Securities NOT automatically called; Closing Level of Underlying Index above Coupon Barrier; Issuer pays Contingent Coupon of $0.45 on first Coupon Payment Date.
Second Observation Date	90.000	Closing Level of Underlying Index below Initial Index Level; Securities NOT automatically called; Closing Level of Underlying Index above Coupon Barrier; Issuer pays Contingent Coupon of $0.45 on second Coupon Payment Date.
Third to Fifth Observation Dates	Various (below 72.000 Coupon Barrier)	Closing Level of Underlying Index below Initial Index Level; Securities NOT automatically called; Closing Level of Underlying Index below Coupon Barrier; Issuer DOES NOT pay Contingent Coupon on any of the third to fifth Coupon Payment Dates.
Sixth Observation Date (the Final Valuation Date)	85.000	Closing Level of Underlying Index below Initial Index Level; Securities NOT automatically called. Final Index Level above Trigger Level and Coupon Barrier; Issuer repays principal plus pays Contingent Coupon of $0.45 on Maturity Date.
Total Payments (per $10.00 Security):	Payment at Maturity:	$10.45 ($10.00 + $0.45)
	Prior Contingent Coupons:	$0.90 ($0.45 × 2)
	Total:	$11.35
	Total Return:	13.50%

Because the Closing Level of the Underlying Index was less than the Initial Index Level on each Observation Date, the Securities are not automatically called. Because the Final Index Level is greater than or equal to the Trigger Level and Coupon Barrier, the Issuer will pay you on the Maturity Date $10.45 per $10.00 principal amount Security, which is equal to your principal amount plus the Contingent Coupon due on the Coupon Payment Date that is also the Maturity Date.

In addition, because the Closing Level of the Underlying Index was greater than or equal to the Coupon Barrier on the first and second Observation Dates, the Issuer will pay the Contingent Coupon of $0.45 on each of the first and second Coupon Payment Dates. However, because the Closing Level of the Underlying Index was less than the Coupon Barrier on the third through fifth Observation Dates, the Issuer will not pay any Contingent Coupon on the Coupon Payment Dates following those Observation Dates. Accordingly, the Issuer will have paid a total of $11.35 per Security for a 13.50% total return on the Securities.

Example 3 — Securities Are NOT Automatically Called and the Final Index Level Is Below the Trigger Level

Date	Closing Level	Payment (per Security)
First Observation Date	43.000	Closing Level of Underlying Index below Initial Index Level; Securities NOT automatically called; Closing Level of Underlying Index below Coupon Barrier; Issuer DOES NOT pay Contingent Coupon on first Coupon Payment Date.
Second Observation Date	40.000	Closing Level of Underlying Index below Initial Index Level; Securities NOT automatically called; Closing Level of Underlying Index below Coupon Barrier; Issuer DOES NOT pay Contingent Coupon on second Coupon Payment Date.
Third to Fifth Observation Dates	Various (below 72.000 Coupon Barrier)	Closing Level of Underlying Index below Initial Index Level; Securities NOT automatically called; Closing Level of Underlying Index below Coupon Barrier; Issuer DOES NOT pay Contingent Coupon on any of the third to fifth Coupon Payment Dates.
Sixth Observation Date (the Final Valuation Date)	45.000	Closing Level of Underlying Index below Initial Index Level; Securities NOT automatically called. Closing Level of Underlying Index below Coupon Barrier and Trigger Level; Issuer DOES NOT pay Contingent Coupon on Maturity Date, and Issuer will repay less than the principal amount resulting in a loss proportionate to the decline of the Underlying Index.
Total Payments (per $10.00 Security):	Payment at Maturity:	$4.50
	Prior Contingent Coupons:	$0.00
	Total:	$4.50
	Total Return:	-55.00%

Because the Closing Level of the Underlying Index is less than the Initial Index Level on each Observation Date, the Securities are not automatically called. Because the Final Index Level is less than the Trigger Level on the Final Valuation Date, at maturity, the Issuer will pay you a total of $4.50 per $10.00 principal amount, for a -55.00% total return on the Securities, calculated as follows:

$10.00 × (1 + Index Return) = $10.00 × (1 + -55.00%) = $4.50

In addition, because the Closing Level of the Underlying Index is less than the Coupon Barrier on each Observation Date, the Issuer will not pay any Contingent Coupons over the term of the Securities.

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What Are the Tax Consequences of an Investment in the Securities?

You should review carefully the sections entitled “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Forward Contracts or Derivative Contracts” and, if you are a non-U.S. holder, “—Tax Treatment of Non-U.S. Holders,” in the accompanying prospectus supplement. The following discussion supersedes the discussion in the accompanying prospectus supplement to the extent it is inconsistent therewith.

In determining our reporting responsibilities, if any, we intend to treat (i) the Securities for U.S. federal income tax purposes as prepaid forward contracts with associated contingent coupons and (ii) any Contingent Coupons as ordinary income, as described in the section entitled “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Forward Contracts or Derivative Contracts” in the accompanying prospectus supplement. Our special tax counsel, Davis Polk & Wardwell LLP, has advised that it believes this treatment to be reasonable, but that there are other reasonable treatments that the Internal Revenue Service (the “IRS”) or a court may adopt.

Sale, Exchange or Redemption of a Security. Assuming the treatment described above is respected, upon a sale or exchange of the Securities (including redemption upon an automatic call or at maturity), you should recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange and your tax basis in the Securities, which should equal the amount you paid to acquire the Securities (assuming Contingent Coupons are properly treated as ordinary income, consistent with the position referred to above). This gain or loss should be short-term capital gain or loss unless you hold the Securities for more than one year, in which case the gain or loss should be long-term capital gain or loss, whether or not you are an initial purchaser of the Securities at the issue price. The deductibility of capital losses is subject to limitations. If you sell your Securities between the time your right to a Contingent Coupon is fixed and the time it is paid, it is likely that you will be treated as receiving ordinary income equal to the Contingent Coupon. Although uncertain, it is possible that proceeds received from the sale or exchange of your Securities prior to an Observation Date but that can be attributed to an expected Contingent Coupon payment could be treated as ordinary income. You should consult your tax advisor regarding this issue.

As noted above, there are other reasonable treatments that the IRS or a court may adopt, in which case the timing and character of any income or loss on the Securities could be materially affected. In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments and the relevance of factors such as the nature of the underlying property to which the instruments are linked. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially affect the tax consequences of an investment in the Securities, possibly with retroactive effect. You should consult your tax advisor regarding the U.S. federal income tax consequences of an investment in the Securities, including possible alternative treatments and the issues presented by this notice.

Non-U.S. Holders. Insofar as we have responsibility as a withholding agent, we do not currently intend to treat Contingent Coupon payments to non-U.S. holders (as defined in the accompanying prospectus supplement) as subject to U.S. withholding tax. However, non-U.S. holders should in any event expect to be required to provide appropriate Forms W-8 or other documentation in order to establish an exemption from backup withholding, as described under the heading “—Information Reporting and Backup Withholding” in the accompanying prospectus supplement. If any withholding is required, we will not be required to pay any additional amounts with respect to amounts withheld.

Non-U.S. holders should also note that recently promulgated Treasury regulations imposing a withholding tax on certain “dividend equivalents” under certain “equity linked instruments” will not apply to the Securities.

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Russell 2000® Index

The Underlying Index was developed by Russell Investments (“Russell”) and is calculated, maintained and published by Russell. The Underlying Index is designed to track the performance of the small capitalization segment of the U.S. equity market. As a subset of the Russell 3000® Index (the “Russell 3000”), the Underlying Index consists of approximately 2,000 of the smallest companies (based on a combination of their market capitalization and current index membership) included in the Russell 3000. For more information about the Underlying Index, see “Non-Proprietary Indices—Equity Indices—Russell 2000® Index” in the accompanying index supplement.

Historical Information

The following graph sets forth the performance of the Underlying Index from January 2, 2008 through December 3, 2015, based on the daily Closing Levels of the Underlying Index. The Closing Level of the Underlying Index on December 3, 2015 was 1,170.566. The dotted line represents a hypothetical Coupon Barrier and Trigger Level of 842.808, which is equal to 72.00% of the Closing Level of the Underlying Index on December 3, 2015 (72.00% is the midpoint of the range of 71.00% to 73.00% for the actual Coupon Barrier and Trigger Level percentage). The actual Coupon Barrier and Trigger Level percentage will be determined on the Trade Date, and the actual Coupon Barrier and Trigger Level will be based on the Closing Level of the Underlying Index on the Trade Date.

We obtained the Closing Levels below from Bloomberg, without independent verification. Currently, whereas the Underlying Index sponsor publishes the official closing level of the Underlying Index to six decimal places, Bloomberg reports the closing level to fewer decimal places. As a result, the closing level of the Underlying Index reported by Bloomberg may be lower or higher than the official closing level of the Underlying Index published by the Underlying Index sponsor. Historical performance of the Underlying Index should not be taken as an indication of future performance. Future performance of the Underlying Index may differ significantly from historical performance, and no assurance can be given as to the Closing Level of the Underlying Index during the term of the Securities, including on any Observation Date. We cannot give you assurance that the performance of the Underlying Index will result in the return of any of your initial investment.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Supplemental Plan of Distribution

We will agree to sell to Barclays Capital Inc. and UBS Financial Services Inc., together the “Agents,” and the Agents will agree to purchase, all of the Securities at the initial issue price indicated on the cover of the pricing supplement, the document that will be filed pursuant to Rule 424(b)(2) and will contain the final pricing terms of the Securities. All sales of the Securities will be made to certain fee-based advisory accounts for which UBS Financial Services Inc. is an investment advisor. UBS Financial Services Inc. will act as placement agent at an initial issue price of $10.00 per Security and will not receive a sales commission.

We or our affiliates will enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Securities and the Agents and/or an affiliate may earn additional income as a result of payments pursuant to the swap, or related hedge transactions.

We have agreed to indemnify the Agents against liabilities, including certain liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the Agents may be required to make relating to these liabilities as described in the prospectus and the prospectus supplement. We have agreed that UBS Financial Services Inc. may sell all or a part of the Securities that it purchases from us to its affiliates at the price that will be indicated on the cover of the pricing supplement that will be available in connection with the sale of the Securities.

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